EXHIBIT 21.1

                             TILDEN ASSOCIATES, INC.

                                  SUBSIDIARIES


     All of the Company's subsidiaries are wholly-owned.

     Tilden Associates, Inc. Subsidiaries                      Incorporated In

     B.K. 163rd St., Inc. .......................................   Florida
     B.K. 8 Street, Inc. ........................................   Florida
     B.K. Oakland, Inc. .........................................   Florida
     B.K. Pines, Inc. ...........................................   Florida
     B.K. University, Inc. ......................................   Florida
     B.W.B., Inc. ...............................................   Florida
     B.W.S., Inc. B.W.B., Inc. ..................................   Florida
     B.W.O.A., Inc. B.W.B., Inc. ................................   Florida
     B.W. of Palm Beach, Inc. B.W.B., Inc. ......................   Florida
     Garden City Beverage Marketing Corp.........................   New York
     TBW Dixie, Inc. ............................................   Florida
     Tilden 126-14 Merrick Blvd., Inc. ..........................   New York
     Tilden ABS, Inc. ...........................................   New York
     Tilden Brakeshop, Inc. .....................................   New York
     Tilden Brakeworld, Inc. ....................................   New York
     Tilden Broward, Inc. .......................................   Florida
     Tilden Dutch Realty, Inc. ..................................   New York
     Tilden Equipment Corp. .....................................   New York
     Tilden Florida Realty, Inc. ................................   Florida
     Tilden Ft. Lauderdale, Inc. ................................   Florida
     Tilden Hempstead, Inc. .....................................   New York
     Tilden Massapequa, Inc. ....................................   New York
     Tilden NH Realty, Inc. ..................................... New Hampshire
     Tilden Port Chester, Inc. ..................................   New York
     Tilden Realty Corp. ........................................   New York
     Tilden Realty FLA, Inc. ....................................   Florida
     Tilden Realty Georgia, Inc. ................................   Georgia
     Tilden Realty TX, Inc. .....................................    Texas
     Tilden Smithtown, Inc. .....................................   New York